Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2024 EPS OF ($0.04) PER SHARE;
AND FFO OF $2.05 PER SHARE

INCREASES 2024 EARNINGS GUIDANCE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.04 per share for the second quarter of 2024 as compared to net loss of $5.63 per share for the same period in 2023.
•Funds from operations, or FFO, of $2.05 per share for the second quarter of 2024, inclusive of $48.5 million, or $0.69 per share, of gains on discounted debt extinguishments at 280 Park Avenue and 719 Seventh Avenue and $1.4 million, or $0.02 per share, of positive non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $1.43 per share for the same period in 2023.
•The Company is increasing its 2024 earnings guidance range for the year ending December 31, 2024 to FFO per share of $7.45 to $7.75, an increase of $0.10 per share at the midpoint, to reflect the outperformance of the real estate portfolio and SUMMIT One Vanderbilt as well as incremental fee generation, while maintaining its 2024 net income guidance range of $2.73 to $3.03 per share.
•Signed 38 Manhattan office leases covering 420,513 square feet in the second quarter of 2024 and 98 Manhattan office leases covering 1,054,173 square feet in the first six months of 2024. The mark-to-market on signed Manhattan office leases was 15.5% higher for the second quarter and 5.4% higher for the first six months of 2024 than the previous fully escalated rents on the same spaces.
•To date in 2024, signed 105 Manhattan office leases covering 1,421,574 square feet with a mark-to-market of 12.8% higher than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 1.3% for both the second quarter and the first six months of 2024, as compared to the same periods in 2023, excluding lease termination income.
•Manhattan same-store office occupancy increased to 89.6% as of June 30, 2024, inclusive of leases signed but not yet commenced. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to more than 91.5% by December 31, 2024.

Investing Highlights
•Contracted for sale of 100% of the Giorgio Armani Residences at 760 Madison Avenue for gross consideration totaling $168.2 million. All sales are expected to close in the fourth quarter of 2024.
•In July, closed on the previously announced sale of the Palisades Premier Conference Center for $26.3 million plus certain fees payable to the Company. The Company took control of the property in July 2023 in partial satisfaction of a legal judgement. The transaction generated net proceeds to the Company of $19.8 million.
•Closed on the previously announced sale of 719 Seventh Avenue in Times Square for $30.5 million plus certain fees payable to the Company. The transaction generated net proceeds to the Company of $3.6 million after repayment of the mortgage loan. In connection with the closing of the sale, the Company repaid the existing $50.0 million mortgage for $32.0 million.
•Together with our joint venture partner, closed on the previously announced sale of the fee ownership interest in 625 Madison Avenue for a gross sales price of $634.6 million plus certain fees payable to the Company. In connection with the sale, the Company, together with its joint venture partner, originated a $235.5 million preferred equity investment in the property. The transaction generated net proceeds to the Company of $199.3 million.
Financing Highlights
•Together with our joint venture partner, closed on a modification and extension of the $1.075 billion securitized mortgage on 280 Park Avenue. The modification extended the maturity date to September 2026, with the partnership's option to extend to a fully extended maturity date of September 2028. The interest rate was maintained at 1.78% over Term SOFR, which the partnership subsequently fixed at 5.84% through the fully extended maturity date.
•The partnership separately modified and extended the $125.0 million mezzanine loan on 280 Park Avenue and subsequently repaid the loan for $62.5 million.
Special Servicing and Asset Management Highlights
•The Company continues to grow its special servicing and asset management business, with $3.0 billion of active assignments.

NEW YORK, July 17, 2024 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended June 30, 2024 of $2.2 million and $0.04 per share as compared to a net loss of $360.2 million and $5.63 per share for the same quarter in 2023.
The Company also reported net income attributable to common stockholders for the six months ended June 30, 2024 of $11.0 million and $0.16 per share as compared to a net loss of $399.9 million and $6.25 per share for the same period in 2023.
The Company reported FFO for the quarter ended June 30, 2024 of $143.9 million and $2.05 per share, or $94.1 million and $1.34 per share, excluding $48.5 million, or $0.69 per share, of gains on discounted debt extinguishments at 280 Park Avenue and 719 Seventh Avenue and $1.4 million, or $0.02 per share, of non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $98.4 million and $1.43 per share for the same period in 2023, which was net of $0.4 million, or $0.01 per share, of non-cash fair value adjustments for derivatives.
The Company also reported FFO for the six months ended June 30, 2024 of $359.4 million and $5.12 per share, or $162.7 million and $2.32 per share, excluding $190.1 million, or $2.71 per share, of gains on discounted debt extinguishments at 2 Herald Square, 280 Park Avenue, and 719 Seventh Avenue and $6.5 million, or $0.09 per share, of non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $203.9 million and $2.96 per share for the same period in 2023.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 0.9% for the second quarter of 2024, or 1.3% excluding lease termination income, as compared to the same period in 2023.
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 0.1% for the six months ended June 30, 2024, and decreased 1.3% excluding lease termination income, as compared to the same period in 2023.
During the second quarter of 2024, the Company signed 38 office leases in its Manhattan office portfolio totaling 420,513 square feet. The average rent on the Manhattan office leases signed in the second quarter of 2024, excluding leases signed at One Vanderbilt and One Madison, was $100.66 per rentable square foot with an average lease term of 8.8 years and average tenant concessions of 7.0 months of free rent with a tenant improvement allowance of $77.26 per rentable square foot. Twenty-one leases comprising 266,133 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $112.76 per rentable square foot, representing a 15.5% increase over the previous fully escalated rents on the same office spaces.

During the six months ended June 30, 2024, the Company signed 98 office leases in its Manhattan office portfolio totaling 1,054,173 square feet. The average rent on the Manhattan office leases signed in 2024, excluding leases signed at One Vanderbilt and One Madison, was $85.54 per rentable square foot with an average lease term of 7.5 years and average tenant concessions of 6.9 months of free rent with a tenant improvement allowance of $63.46 per rentable square foot. Fifty-three leases comprising 560,716 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $94.45 per rentable square foot, representing a 5.4% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 89.6% as of June 30, 2024, inclusive of 436,291 square feet of leases signed but not yet commenced, as compared to 89.2% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to more than 91.5% by December 31, 2024.
Significant leasing activity in the second quarter and to date in July includes:
•Renewal and expansion with Ares Management for 307,336 square feet at 245 Park Avenue;
•New lease with Elliot Management Corporation for 149,437 square feet at 280 Park Avenue;
•New lease with Tradeweb Markets LLC for 75,825 square feet at 245 Park Avenue;
•Three new leases for a total of 37,856 square feet at 220 East 42nd Street;
•Early renewal with Brightwood Capital Advisors for 17,320 square feet at 810 Seventh Avenue;
•New lease with Bluerock Real Estate LLC for 14,085 square feet at 919 Third Avenue; and
•New lease with Willow Tree Capital Partners for 10,820 square feet at 450 Park Avenue.

Investment Activity
Contracted for sale of 100% of the Giorgio Armani Residences at 760 Madison Avenue for gross consideration totaling $168.2 million. All sales are expected to close in the fourth quarter of 2024.
In July, the Company closed on the previously announced sale of the Palisades Premier Conference Center for $26.3 million plus certain fees payable to the Company. The Company took control of the property in July 2023 in partial satisfaction of a legal judgement. The transaction generated net proceeds to the Company of $19.8 million.
In June, the Company closed on the previously announced sale of 719 Seventh Avenue in Times Square for $30.5 million plus certain fees payable to the Company. The transaction generated net proceeds to the Company of $3.6 million after repayment of the mortgage loan. In connection with the closing of the sale, the Company repaid the existing $50.0 million mortgage for $32.0 million.
In May, together with our joint venture partner, the Company closed on the previously announced sale of the fee ownership interest in 625 Madison Avenue for a gross sales price of $634.6 million plus certain fees payable to the Company. In connection with the sale, the Company, together with its joint venture partner, originated a $235.5 million preferred equity investment in the property. The transaction generated net proceeds to the Company of $199.3 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity portfolio was $495.7 million at June 30, 2024, including $205.2 million representing the Company's share of the preferred equity investment in 625 Madison Avenue that was originated in the second quarter and is accounted for as an unconsolidated joint venture. The portfolio had a weighted average current yield of 7.5%, or 8.8% as of June 30, 2024, excluding the effect of a $50.0 million investment that is on non-accrual. During the second quarter, no investments were sold or repaid, and the Company did not acquire any new investments.
Financing Activity
In April, together with our joint venture partner, closed on a modification and extension of the $1.075 billion securitized mortgage on 280 Park Avenue. The modification extended the maturity date to September 2026, with the partnership's option to extend to a fully extended maturity date of September 2028. The interest rate was maintained at 1.78% over Term SOFR, which the partnership subsequently fixed at 5.84% through the fully extended maturity date.
The partnership separately modified and extended the $125.0 million mezzanine loan on 280 Park Avenue and subsequently repaid the loan for $62.5 million.

Special Servicing and Asset Management Activity
The Company continues to grow its special servicing and asset management business, with $3.0 billion of active assignments. In addition, we have been designated as special servicer of $6.4 billion of assets that are not currently in special servicing. Since inception, the Company's cumulative special servicing and asset management appointments total $17.4 billion.
Earnings Guidance
The Company is increasing its 2024 earnings guidance range for the year ending December 31, 2024 to FFO per share of $7.45 to $7.75, to reflect the outperformance of the real estate portfolio and SUMMIT One Vanderbilt as well as incremental fee generation, while maintaining its 2024 net income guidance range of $2.73 to $3.03.
Dividends
In the second quarter of 2024, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.25 per share, which were paid in cash on May 15, June 17, and July 15, 2024, equating to an annualized dividend of $3.00 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2024 through and including July 14, 2024, which was paid in cash on July 15, 2024 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 18, 2024, at 2:00 pm ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BIa4aa7c3f3c3b4914a98f1cb01261b5f1.

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2024, SL Green held interests in 55 buildings totaling 31.8 million square feet. This included ownership interests in 28.1 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues:	2024	2023	2024	2023

Rental revenue, net	$135,563	$165,651	$263,766	$340,243
Escalation and reimbursement revenues	15,069	20,294	28,370	40,744
SUMMIT Operator revenue	32,602	28,180	58,206	47,951
Investment income	6,191	9,103	13,594	18,160
Other income	33,395	22,808	46,766	44,702
Total revenues	222,820	246,036	410,702	491,800
Expenses:
Operating expenses, including related party expenses of $0 and $0 in 2024 and $0 and $1 in 2023	46,333	46,957	89,941	99,021
Real estate taxes	32,058	39,885	63,664	81,268
Operating lease rent	6,368	6,655	12,773	12,956
SUMMIT Operator expenses	23,188	22,836	45,046	43,524
Interest expense, net of interest income	35,803	40,621	66,976	82,274
Amortization of deferred financing costs	1,677	2,154	3,216	4,175
SUMMIT Operator tax expense	1,855	1,879	560	3,146
Depreciation and amortization	52,247	69,335	100,831	148,117
Loan loss and other investment reserves, net of recoveries	—	—	—	6,890
Transaction related costs	76	33	92	917
Marketing, general and administrative	20,032	22,974	41,345	46,259
Total expenses	219,637	253,329	424,444	528,547

Equity in net income (loss) from unconsolidated joint ventures	4,325	(21,932)	115,485	(29,344)
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(8,129)	—	18,635	(79)
Purchase price and other fair value adjustments	1,265	(17,409)	(49,227)	(17,170)
Loss on sale of real estate, net	(2,741)	(26,678)	(2,741)	(28,329)
Depreciable real estate reserves	(13,721)	(305,916)	(65,839)	(305,916)
Gain on early extinguishment of debt	17,777	—	17,777	—
Net (loss) income	1,959	(379,228)	20,348	(417,585)
Net loss attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	153	23,582	(748)	25,919
Noncontrolling interests in other partnerships	1,871	1,040	3,165	2,665
Preferred units distributions	(2,406)	(1,851)	(4,309)	(3,449)
Net (loss) income attributable to SL Green	1,577	(356,457)	18,456	(392,450)
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net (loss) income attributable to SL Green common stockholders	$(2,160)	$(360,194)	$10,981	$(399,925)
Earnings Per Share (EPS)
Basic (loss) earnings per share	$(0.04)	$(5.63)	$0.16	$(6.25)
Diluted (loss) earnings per share	$(0.04)	$(5.63)	$0.16	$(6.25)

Funds From Operations (FFO)
Basic FFO per share	$2.08	$1.43	$5.19	$2.98
Diluted FFO per share	$2.05	$1.43	$5.12	$2.96

Basic ownership interest
Weighted average REIT common shares for net income per share	64,353	64,102	64,340	64,091
Weighted average partnership units held by noncontrolling interests	4,387	4,239	4,413	4,172
Basic weighted average shares and units outstanding	68,740	68,341	68,753	68,263

Diluted ownership interest
Weighted average REIT common share and common share equivalents	65,793	64,694	65,724	64,684
Weighted average partnership units held by noncontrolling interests	4,387	4,239	4,413	4,172
Diluted weighted average shares and units outstanding	70,180	68,933	70,137	68,856

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2024	2023
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,134,432	$1,092,671
Building and improvements	3,743,316	3,655,624
Building leasehold and improvements	1,365,423	1,354,569
	6,243,171	6,102,864
Less: accumulated depreciation	(2,041,102)	(1,968,004)
	4,202,069	4,134,860
Assets held for sale	21,615	—
Cash and cash equivalents	199,501	221,823
Restricted cash	116,310	113,696
Investment in marketable securities	16,593	9,591
Tenant and other receivables	41,202	33,270
Related party receivables	8,127	12,168
Deferred rents receivable	266,596	264,653
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,618 and $1,630 in 2024 and 2023, respectively, and allowances of $13,520 and $13,520 in 2024 and 2023, respectively	290,487	346,745
Investments in unconsolidated joint ventures	2,895,399	2,983,313
Deferred costs, net	107,163	111,463
Right-of-use assets - operating leases	875,878	885,929
Other assets	507,712	413,670
Total assets	$9,548,652	$9,531,181

Liabilities
Mortgages and other loans payable	$1,649,892	$1,497,386
Revolving credit facility	540,000	560,000
Unsecured term loan	1,250,000	1,250,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(14,304)	(16,639)
Total debt, net of deferred financing costs	3,525,588	3,390,747
Accrued interest payable	20,083	17,930
Accounts payable and accrued expenses	121,050	153,164
Deferred revenue	153,660	134,053
Lease liability - financing leases	106,187	105,531
Lease liability - operating leases	819,439	827,692
Dividend and distributions payable	20,088	20,280
Security deposits	58,002	49,906
Liabilities related to assets held for sale	10,424	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	423,816	471,401
Total liabilities	5,358,337	5,270,704

Commitments and contingencies
Noncontrolling interests in Operating Partnership	265,823	238,051
Preferred units	166,731	166,501

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2024 and December 31, 2023	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,874 and 65,786 issued and outstanding (including 1,060 and 1,060 held in Treasury) at June 30, 2024 and December 31, 2023, respectively	660	660
Additional paid-in capital	3,836,751	3,826,452
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive income	40,371	17,477
Retained deficit	(279,763)	(151,551)
Total SL Green Realty Corp. stockholders’ equity	3,691,296	3,786,315
Noncontrolling interests in other partnerships	66,465	69,610
Total equity	3,757,761	3,855,925
Total liabilities and equity	$9,548,652	$9,531,181

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2024	2023	2024	2023

Net (loss) income attributable to SL Green common stockholders	$(2,160)	$(360,194)	$10,981	$(399,925)
Add:
Depreciation and amortization	52,247	69,335	100,831	148,117
Joint venture depreciation and noncontrolling interest adjustments	72,238	65,149	146,496	134,683
Net loss attributable to noncontrolling interests	(2,024)	(24,622)	(2,417)	(28,584)
Less:
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(8,129)	—	18,635	(79)
Purchase price and other fair value adjustments	(50)	(17,013)	(55,702)	(17,013)
Loss on sale of real estate, net	(2,741)	(26,678)	(2,741)	(28,329)
Depreciable real estate reserves	(13,721)	(305,916)	(65,839)	(305,916)
Depreciation on non-rental real estate assets	1,000	851	2,153	1,719
FFO attributable to SL Green common stockholders and unit holders	$143,942	$98,424	$359,385	$203,909

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2024	2023	2024	2023

Net (loss) income	$1,959	$(379,228)	$20,348	$(417,585)

Depreciable real estate reserves	13,721	305,916	65,839	305,916
Loss on sale of real estate, net	2,741	26,678	2,741	28,329
Purchase price and other fair value adjustments	(1,265)	17,409	49,227	17,170
Equity in net loss (gain) on sale of interest in unconsolidated joint venture/real estate	8,129	—	(18,635)	79
Depreciation and amortization	52,247	69,335	100,831	148,117
SUMMIT Operator tax expense	1,855	1,879	560	3,146
Amortization of deferred financing costs	1,677	2,154	3,216	4,175
Interest expense, net of interest income	35,803	40,621	66,976	82,274
Operating income	116,867	84,764	291,103	171,621

Equity in net (income) loss from unconsolidated joint ventures	(4,325)	21,932	(115,485)	29,344
Marketing, general and administrative expense	20,032	22,974	41,345	46,259
Transaction related costs	76	33	92	917
Loan loss and other investment reserves, net of recoveries	—	—	—	6,890
SUMMIT Operator expenses	23,188	22,836	45,046	43,524
Gain on early extinguishment of debt	(17,777)	—	(17,777)	—
Investment income	(6,191)	(9,103)	(13,594)	(18,160)
SUMMIT Operator revenue	(32,602)	(28,180)	(58,206)	(47,951)
Non-building revenue	(25,714)	(21,110)	(30,763)	(27,916)
Net operating income (NOI)	73,554	94,146	141,761	204,528

Equity in net income (loss) from unconsolidated joint ventures	4,325	(21,932)	115,485	(29,344)
SLG share of unconsolidated JV depreciation and amortization	70,652	60,781	140,098	125,504
SLG share of unconsolidated JV amortization of deferred financing costs	2,367	3,141	5,462	6,203
SLG share of unconsolidated JV interest expense, net of interest income	69,280	62,589	142,083	125,735
SLG share of unconsolidated JV gain on early extinguishment of debt	(30,705)	—	(172,369)	—
SLG share of unconsolidated JV investment income	(1,720)	(317)	(1,720)	(630)
SLG share of unconsolidated JV non-building revenue	(1,623)	(2,046)	(2,124)	(4,343)
NOI including SLG share of unconsolidated JVs	186,130	196,362	368,676	427,653

NOI from other properties/affiliates	(30,401)	(28,848)	(53,487)	(92,960)
Same-Store NOI	155,729	167,514	315,189	334,693

Straight-line and free rent	1,743	(3,082)	(1,162)	(8,882)
Amortization of acquired above and below-market leases, net	865	166	914	332
Operating lease straight-line adjustment	204	204	408	408
SLG share of unconsolidated JV straight-line and free rent	(1,324)	(6,448)	(3,216)	(15,001)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,409)	(4,212)	(8,816)	(8,436)
SLG share of unconsolidated JV operating lease straight-line adjustment	—	—	—	—
Same-store cash NOI	$152,808	$154,142	$303,317	$303,114

Lease termination income	(1,069)	(123)	(2,200)	(752)
SLG share of unconsolidated JV lease termination income	(57)	(355)	(3,343)	(734)
Same-store cash NOI excluding lease termination income	$151,682	$153,664	$297,774	$301,628

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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